Exhibit 5.1

December 17, 2025

Buda Juice, LLC.

4030 Black Gold Drive,

Dallas, Texas 75247

Re:	Registration Statement on Form S-1 (File No. 333-289874)

Ladies and Gentlemen:

We have acted as counsel to you, Buda Juice, LLC (the “Company”), a Delaware corporation, in connection with the public offering contemplated by the registration statement on Form S-1 filed by the Company on August 27, 2025 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for an offering of 2,666,667 shares of the Company’s common stock (the “Common Stock”), $0.001 par value per share (the “Company Shares”); (ii) up to 400,000 shares of Common Stock, purchased pursuant to over allotments, if any (the “Over Allotment Shares”); (iii) up to 266,667 warrants to purchase 266,667 shares of Common Stock that will be issued to the representatives of the underwriters (or up to 306,667 shares of Common Stock if the underwriter’s over-allotment option is exercised in full)  (the “Representatives’ Warrants”); and (iv) and up to 266,667 shares of Common Stock underlying the Representatives’ Warrants (or up to 306,667 shares of Common Stock if the underwriter’s over-allotment option is exercised in full) (the “Representatives’ Warrant Shares”) that may be issued upon exercise of the Representatives’ Warrants.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) the certificate of incorporation of the Company, as amended to date; (b) the bylaws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies and assumed the consummation of the Conversion (as defined in the Registration Statement).

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

(i)	the Company Shares and the Over-Allotment Shares have been duly authorized by all necessary corporate action of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement (as defined in the Registration Statement), the shares of Common Stock will be validly issued, fully paid and non-assessable;

(ii)	the Representatives’ Warrants have been duly authorized by the Company and, when executed by the Company and issued and delivered to the purchaser thereof as contemplated by the Registration Statement and in accordance with terms of the Underwriting Agreement, such Representatives’ Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(iii)	the Representatives’ Warrant Shares have been duly authorized and, when issued and delivered by the Company upon exercise of the Representatives’ Warrants against payment therefor as set forth in the Registration Statement, the Underwriting Agreement and the Representatives’ Warrants, will be validly issued, fully paid and non-assessable.

We are opining herein as to the General Corporation Law of the State of Delaware and as to the laws of the State of New York, and we express no opinion with respect to any other laws. This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP